UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2018, the Board of Directors (the “Board”) of Assembly Biosciences, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”). The amendments took effect immediately upon approval by the Board. The amendments implement a proxy access provision and a forum selection provision.

Proxy Access (Article III, Section 16)

The amendments implement proxy access by permitting a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of two directors or 20% of the Board (rounded down to the nearest whole number), provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

Forum Selection (Article VIII, Section 14)

The amendments provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in case such court does not have jurisdiction, the Federal District Court for the District of Delaware or other competent state court of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

In addition to the amendments described above, the amendments include various conforming, technical and other changes that do not affect the substantive rights of stockholders. The preceding description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also on January 24, 2018, the Board authorized the filing of a Certificate of Elimination with the Secretary of State of the State of Delaware to remove the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”) from the Company’s Third Amended and Restated Certificate of Incorporation, as amended. No shares of the Series A Preferred Stock have been outstanding since February 2014, and no shares of Series A Preferred Stock will be issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Assembly Biosciences, Inc., effective January 24, 2018.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Assembly Biosciences, Inc., effective January 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2018	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer